UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2008

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado		80202-1370
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 16, 2008, Venoco, Inc. (“Venoco” or the “company”) entered into a second supplemental indenture to the indenture governing its 8.75% senior notes due 2011.  The supplemental indenture clarifies that the prohibition on the issuance of preferred stock set forth in the indenture applies only to certain subsidiaries of the company and not to the company itself.

The foregoing summary does not purport to be a complete description of the second supplemental indenture or the indenture as amended.  The foregoing is qualified in its entirety by reference to the second supplemental indenture, a copy of which is attached hereto as Exhibit 4.2.1, and the indenture, a copy of which is attached as Exhibit 4.2 to the company’s Annual Report on Form 10-K for the year ended December 31, 2007.  Each of the second supplemental indenture and the indenture is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 20, 2008, Mark DePuy, Chief Operating Officer of Venoco, resigned his position effective November 3, 2008.  In connection with his resignation, Mr. DePuy entered into a resignation and release agreement with the company pursuant to which (i) his employment agreement with the company was terminated, (ii) the company has agreed to pay him a total of $899,293.50 plus accrued salary and vacation in lieu of any bonus, severance or other amounts otherwise due under his employment agreement, (iii) the 77,500 unvested options to purchase company common stock he holds will terminate, (iv) 67,250 of his vested options will terminate, (v) the period in which the remaining 142,750 vested options he holds may be exercised will be extended to October 31, 2011 and (vi) he will enter into a consulting agreement (a form of which is attached to the resignation and release agreement) pursuant to which he will provide consulting services to the company from November 4, 2008 through December 31, 2008 for a minimum of 80 hours per month at a rate of $175 per hour.

The foregoing summary does not purport to be a complete description of the resignation and release agreement or the consulting agreement; copies of those documents will be filed as exhibits to the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit No.	Description
4.2.1

Second Supplemental Indenture, dated as of October 16, 2008, to the Indenture, dated as of December 20, 2004, by and among Venoco, Inc., the Guarantors party thereto and U.S. Bank National Association, as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 21, 2008

VENOCO, INC.

By:	/s/ Timothy M. Marquez
Name: Timothy M. Marquez
Title: Chief Executive Officer